UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Career Education Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[The following materials were sent to Career Education Corporation’s (“CEC”) employees by John M. Larson, Chairman, President and Chief Executive Officer of CEC, on April 11, 2006.]

[Career Education Corporation Logo]

JOHN M. LARSON

Chairman, President and

Chief Executive Officer

INTEROFFICE CORRESPONDENCE

Date:            April 11, 2006

To:               All Employees

From:           Jack Larson

I wanted to provide you with a quick update on several issues of importance to each of you, to our schools, and to our company. As you know, we have taken a significant number of positive steps forward over the past three weeks, particularly on the regulatory and litigation fronts. While we are extremely pleased with our progress in these areas, we know that there is work ahead of us and a continuing need to stay focused on our students, our business, and our mission. There is absolutely nothing more important than doing what is right for the students who depend on us, and I know that I can count on each of you to ensure that we never allow ourselves to be distracted from our educational purpose and commitments.

Let me take a moment to acknowledge how proud I am of what you do, particularly at the school level. Many of our schools continue to receive recognition for outstanding achievement. For instance, the Accrediting Commission of Career Schools and Colleges of Technology has just presented School of Distinction awards to our Le Cordon Bleu schools in Las Vegas and Atlanta. These awards are presented to schools with a “demonstrated commitment to expectations and rigors of ACCSCT accreditation as well as commitment to delivering quality education programs.”  Similarly, last month the Accreditation Review Committee on Education in Surgical Technology recognized our Sanford Brown Institute in Iselin for being part of the PAE Elite Twenty Program (among the top twenty programs scoring high on the Program Assessment Exam). These are just two examples of the many kinds of recognition earned by our schools and our educators, as well as by many individuals and functions within the corporation.

Recognition achieved by one part of our CEC family benefits us all. Similarly, when issues arise, we all are impacted. That is why it is so very important that the educational integrity of our schools is fully supported, and that we share a culture that is compliance-oriented and student-centered. The job of those of us at corporate is to enable what all of you at our schools do for our students every day. The role of educators and administrators and staff at our schools is to educate, and ultimately to graduate, our students. Our shared responsibility is to open doors to career opportunities for individuals so that lives are improved and enriched.

As I have said to you before, we are working hard to tell the right story about our company and our schools to many audiences. It’s a story that we are proud to tell because it reflects the work that you do and all that you have achieved. The document that I have attached is part of that story. I thought you would find it of interest and helpful to you as you talk with others about our company, our schools, our contributions, and our people.

I know that you are aware that we are heading into an interesting and challenging period in the coming months. Our ability to stay focused on the job at hand and on serving our students will be very, very important. I promise to continue to keep you updated on what occurs in and around our company and our schools and to recognize, wherever possible, your work and your achievements.

I wish you and your families a very happy and fulfilling spring season.

Best regards,

Jack

Important Information

Career Education Corporation filed a preliminary Proxy Statement with the Securities and Exchange Commission (the “SEC”) on April 5, 2006 and plans to file with the SEC and mail to its stockholders a definitive Proxy Statement in connection with its 2006 Annual Meeting. Career Education Corporation advises its security holders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and any other relevant documents (when available) that Career Education Corporation files with the SEC at the SEC’s web site at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained free from Career Education Corporation by directing a request to Career Education Corporation, Attn: Investor Relations, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195, or to Georgeson Shareholder Communications Inc. by toll-free telephone at (888) 206-5970, or by mail at 17 State Street, 10th Floor, New York, NY 10004.

Certain Information Regarding Participants

Career Education Corporation, its directors and certain of its officers may be deemed to be participants in the solicitation of Career Education Corporation’s security holders in connection with its 2006 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Career Education Corporation’s preliminary Proxy Statement filed with the SEC on April 5, 2006, a copy of which may be obtained as described in the above paragraph.

[Career Education Corporation Logo]

CAREER EDUCATION CORPORATION

Who We Are

Career Education Corporation (CEC) today is one of the world’s largest providers of private, for-profit post-secondary education. Since becoming a public company in 1998, CEC has generated significant shareholder value, achieving consistent double-digit growth in both revenue and earnings. Its mission is to provide a widely diverse group of students with a high-quality education that prepares them for the careers of their choice.

The company currently serves over 100,000 students in more than 80 brick-and-mortar campuses in the United States, Canada, France, the United Kingdom and the United Arab Emirates, as well as through Web-based virtual campuses. By offering access to education for many students who might otherwise not have the opportunity, CEC provides an important benefit to society and the economy. The company’s schools, colleges and universities are trusted by thousands of students each year to provide them with a valuable, career-focused education that will improve and enhance their lives. In addition, Career Education offers important competitive advantages:

•                  The Career Education family of schools includes some of the finest brand names in career education, with long operating histories and successful track records, including the Le Cordon Bleu culinary schools of North America, the Brooks Institute of Photography, the Harrington College of Design, the Katharine Gibbs Schools, American InterContinental University, and Colorado Technical University.

•                  Career Education’s schools and educators support each student throughout the entire student lifecycle, focusing on the goal of successful graduation and job placement. To aid our students, we offer academic advice, financial aid, tutoring resources, and career services.

•                  For students whose personal and professional commitments preclude them from attending a traditional school or who prefer to learn online, our online education delivers a quality experience directly to their computers, wherever and whenever they require. We are industry leaders in the offering of online education and continue to grow and innovate.

•                  We enable students, many in demographic segments that are underserved by traditional programs, to earn doctoral, master’s, bachelor’s and associate’s degrees and non-degree certificates in the areas of study that reflect the needs of today’s marketplace, including business studies, the culinary arts, health education, information technology, visual communication and design technologies.

•                  Our size and scale allow us economies that contribute to profitable growth and significant positive cash flow.

•                  We have unique and exciting assets that set us apart from the rest of the industry: new online initiatives, such as Chefs.com and Blish.com; our university group, AIU and CTU/Stonecliffe; the culinary division, the best in the industry, with its proud Le Cordon

Bleu brand and heritage; our Gibbs schools; International Academy of Design & Technology; medical training programs; and our start-ups, among others.

Our view of the future, both for the company and for our industry, is optimistic and upbeat. Students worldwide are seeking more access, and important demographic shifts are underway, both in the U. S. and across the globe. Our plan is to go where the jobs are, introducing innovative, well-targeted programs supported by a student-biased culture committed to service and compliance. Over 80% of the fastest-growing jobs require at least some post-secondary education, and, in today’s global economy, the best jobs go to the most skilled and most motivated workers. New learning will drive the future of education. New teaching methods will be required—and we can meet the demand.

Career Education Corporation is a growth-oriented company, a leader in an industry that provides an increasingly valuable benefit to society, and a company focused on providing opportunity, hope, and high-quality education. In a world where life-long learning has become a necessity rather than a luxury, Career Education opens doors that lead to careers, professional rewards, and personal satisfaction.

What We Have Achieved

As a result of CEC’s sound management and its accomplishments in the field of education, the company has achieved consistent double-digit growth in both revenue and earnings, year after year and quarter after quarter. During the past five years, Career Education’s revenue grew at a compounded annual growth rate of 44%, and its net income grew at a compound annual rate of 65%, both of which were the highest in the industry. Our three-year return has been equally strong, with a compounded annual growth rate of 38% and net income growth of 56%.

In addition, CEC’s overall student population growth has increased an average of 32% per year since 1998, led most recently by outstanding student growth in online education.

In 2005, the company’s revenue increased 18% to $2 billion, and earnings per share increased 32%. The company also moved into new and innovative areas of education, including the development of a hybrid education model that would allow students additional flexibility by combining online learning at more traditional on-ground institutions.

Also in 2005, CEC’s management and board focused on further strengthening the company’s infrastructure and processes to lay a firm foundation for future high-quality, sustainable growth. Joining the seasoned management team, who have been key to the company’s successful start and solid growth, were a number of new, highly-experienced executives in the legal and compliance areas. The company continues to take significant steps to enhance the compliance, regulatory, and financial controls infrastructure and culture and continue to improve operating and financial performance, enhance student experiences and outcomes, attract and retain high-quality employees and deliver long-term value for shareholders.

In addition, during 2005 and in the first quarter of 2006, the company’s board of directors made significant changes to corporate governance policies and practices, including the elimination of the shareholder rights plan and approval of proposals for majority voting standards and a declassification of the board. Three new independent directors have been added to the board, each bringing exceptional experience in business, education, and finance. The board’s goal is to become a leader in corporate governance, both in our industry and in the U. S. business community. Just recently, our ISS ratings moved up significantly, to better than 53.4% of S&P 400 companies and 83.1% of Commercial Services and Supplies companies.

Career Education continues to lead the industry in terms of student-focused innovation and to achieve solid operating and financial results based on sound management and a commitment to shareholder value. Our focus is on serving the needs of all of our customers:  students, employers, shareholders, employees, and regulators.

Our Future

In 2006 and beyond, Career Education Corporation will become the educator of choice in specific, high-demand career areas. Future growth will be high-quality, strategic and sustainable—achieved through the introduction of new programs and initiatives; student referrals and recommendations based on the quality of the CEC educational experience; corporate and military partnerships; expansion of the company’s online and hybrid offerings; bachelor’s and master’s degree programs; creation of satellite campuses; and international expansion through targeted acquisitions.

We will continue to serve a wide variety of students, many of whom might not otherwise have access to career education.

We call 2006 “The Year of the Graduate” because of our strong emphasis on successful graduation and placement of our students. This systemwide theme reflects our commitment to the future of our students and is supported by four key initiatives:  a focus on getting students engaged in the classroom and connected to the campus; emphasis on the quality of teaching and learning; administrators and faculty monitoring student progress; and campus leaders making student success a top priority. That level of commitment will become part of the fabric of our corporation and will drive our strategy going forward.

Career Education Corporation is proud of its past achievements and confident in its direction for the future. We are part of a changing world, and we are keeping pace. Our opportunities are vast. We believe that, in the next decade, we can grow to become the largest, most successful company in our industry, with a student-focused culture, a commitment to compliance, and cutting-edge innovation.

Important Information

Career Education Corporation filed a preliminary Proxy Statement with the Securities and Exchange Commission (the “SEC”) on April 5, 2006 and plans to file with the SEC and mail to its stockholders a definitive Proxy Statement in connection with its 2006 Annual Meeting. Career Education Corporation advises its security holders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and any other relevant documents (when available) that Career Education Corporation files with the SEC at the SEC’s web site at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained free from Career Education Corporation by directing a request to Career Education Corporation, Attn: Investor Relations, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195, or to Georgeson Shareholder Communications Inc. by toll-free telephone at (888) 206-5970, or by mail at 17 State Street, 10th Floor, New York, NY 10004.

Certain Information Regarding Participants

Career Education Corporation, its directors and certain of its officers may be deemed to be participants in the solicitation of Career Education Corporation’s security holders in connection with its 2006 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Career Education Corporation’s preliminary Proxy Statement filed with the SEC on April 5, 2006, a copy of which may be obtained as described in the above paragraph.

Except for the historical and present factual information contained herein, the matters set forth herein, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission.